Exhibit 99.1

Press Release
For Immediate Release
Beazer Homes Announces Pricing of Senior Secured Notes Offering
ATLANTA, September 3, 2009 — Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) (the “Company”) today priced its previously announced offering of 12% Senior Secured Notes due 2017 (the “Notes”) at an issue price equal to 89.50% of the $250 million aggregate principal amount of the Notes. The Notes are being offered in a private offering that is exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The Company is offering the Notes within the United States to qualified institutional buyers in accordance with Rule 144A and outside the United States in accordance with Regulation S under the Securities Act. The Company intends to use the net proceeds from the offering to fund (or replenish cash that has been used to fund) open-market repurchases of its outstanding senior notes that it has made (or has agreed to make) since April 1, 2009. The offering is expected to close on or about September 11, 2009, subject to customary closing conditions.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The Notes will not be registered under the Securities Act or applicable state securities laws, and are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States in accordance with Regulation S under the Securities Act. Unless so registered, the Notes cannot be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
Beazer Homes USA, Inc., headquartered in Atlanta, is one of the country’s ten largest single-family homebuilders with continuing operations in Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New Mexico, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, and Virginia. Beazer Homes is listed on the New York Stock Exchange under the ticker symbol “BZH.”
Forward Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, (i) the final outcome of various putative class action lawsuits, the derivative claims, multi-party suits and similar proceedings as well as the results of any other litigation or government proceedings and fulfillment of the obligations in the Deferred Prosecution Agreement and other settlement agreements and consent orders with governmental authorities; (ii) additional asset impairment charges or writedowns; (iii)

economic changes nationally or in local markets, including changes in consumer confidence, volatility of mortgage interest rates and inflation; (iv) continued or increased downturn in the homebuilding industry; (v) estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled, (vi) our ability to maintain the listing of our common stock on the New York Stock Exchange, (vii) continued or increased disruption in the availability of mortgage financing; (viii) our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any further downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels; (ix) potential inability to comply with covenants in our debt agreements; (x) our ability to successfully complete any restructuring of our indebtedness; (xi) increased competition or delays in reacting to changing consumer preference in home design; (xii) shortages of or increased prices for labor, land or raw materials used in housing production; (xiii) factors affecting margins such as decreased land values underlying land option agreements, increased land development costs on projects under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure; (xiv) the performance of our joint ventures and our joint venture partners; (xv) the impact of construction defect and home warranty claims including those related to possible installation of drywall imported from China; (xvi) the cost and availability of insurance and surety bonds; (xvii) delays in land development or home construction resulting from adverse weather conditions; (xviii) potential delays or increased costs in obtaining necessary permits as a result of changes to, or complying with, laws, regulations, or governmental policies and possible penalties for failure to comply with such laws, regulations and governmental policies; (xix) effects of changes in accounting policies, standards, guidelines or principles; or (xx) terrorist acts, acts of war and other factors over which the Company has little or no control.
Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

Contact:	Leslie H. Kratcoski
Vice President, Investor Relations & Corporate Communications
(770) 829-3764
lkratcos@beazer.com`